[FACE OF CERTIFICATE]

CH.U

UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS

CLARK HOLDINGS INC.

Incorporated under the Laws of the State of Delaware

UNIT(S) CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT, EACH TO PURCHASE ONE SHARE OF COMMON STOCK

CUSIP 18145M 20 8

This Certifies that

is the owner of

Unit(s).

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of Clark Holdings Inc., a Delaware corporation (the “Corporation”), and one warrant (each, a “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment). Each Warrant will expire on February 15, 2011, or earlier upon redemption. The terms of the Warrants are governed by a Warrant Agreement (the “Warrant Agreement”), between the Corporation and The Bank of New York, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 101 Barclay Street (11E), New York, NY 10286, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Corporation.

WITNESS the seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated

COUNTERSIGNED AND REGISTERED:

THE BANK OF NEW YORK

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

[SIGNATURE]

SECRETARY

[SEAL]

[SIGNATURE]

CHIEF EXECUTIVE OFFICER AND PRESIDENT

[REVERSE OF CERTIFICATE]

Clark Holdings Inc.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship

and not as tenants in common

UNIF GIFT MIN ACT– _______________ Custodian _______________
(Cust)	(Minor)
Under Uniform Gifts to Minors
Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, _____________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney, to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

By:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).